As filed with the Securities and Exchange Commission on June 3, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

MCEWEN MINING INC.

(Exact name of registrant as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Colorado	84-0796160
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

150 King Street West, Suite 2800

Toronto, ON

Canada M5H 1J9

(866) 441-0690

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Perry Y. Ing, Vice President and Chief Financial Officer

McEwen Mining Inc.

150 King Street West, Suite 2800

Toronto, ON

Canada M5H 1J9

(866) 441-0690

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

George A. Hagerty, Esq.

Hogan Lovells US LLP

One Tabor Center, Suite 1500

1200 Seventeenth Street

Denver, CO 80202

(303) 899-7300

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)		Proposed maximum offering price per unit(2)		Proposed maximum aggregate offering price (1)	Amount of registration fee (1)(2)
Debt Securities		(3)		(3)
Guarantees of the Co-Registrants of the Debt Securities		(3)		(4)
Common Stock, no par value per share		(3)		(3)
Warrants(5)		(3)		(3)
Subscription Rights		(3)		(3)
Subscription Receipts(6)		(3)		(3)
Units(6)
Total					$200,000,000	$14,037	(8)

(1)

An indeterminate number and amount of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices with an aggregate initial offering price not to exceed $200,000,000. Includes such indeterminate amount of securities as may be issued upon exercise, conversion or exchange of, pursuant to anti-dilution adjustments, or pursuant to a stock dividend, stock split or similar transaction with respect to securities that provide for such issuance, exercise, conversion, exchange, adjustment, stock split or similar transaction. Also includes such indeterminate amount as may be issued in units. Separate consideration may or may not be received for any of these securities.

(2)

In U.S. dollars or the equivalent thereof for any security denominated in one or more, or units of two or more, foreign currencies or composite currencies based on the exchange rate at the time of sale. Debt securities may be issued with original issue discount such that the aggregate initial public offering price will not exceed $200,000,000 together with the other securities issued hereunder.

(3)	Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act.
(4)

No separate consideration will be received from the purchasers of debt securities of McEwen Mining Inc. with respect to these guarantees. Therefore, pursuant to Rule 457 under the Securities Act, no registration fee is attributable to the guarantees.

(5)	The warrants covered by this registration statement may be debt warrants or common stock warrants.
(6)

Each subscription receipt will be issued under a subscription receipt agreement or indenture and will represent a right to exchange such subscription receipt into debt securities, shares of common stock, debt warrants or common stock warrants.

(7)	Any of the securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(8)

Calculated under Rule 457(o) of the rules and regulations under the Securities Act. The $200,000,000 of securities registered hereunder includes $79,202,688 of securities (the “Unsold Securities”) registered pursuant to Registration Statement No. 333-182192, which was filed on June 18, 2012 and declared effective August 3, 2012. Pursuant to Rule 415(a)(6) under the Securities Act, $9,077 of filing fees previously paid in connection with the Unsold Securities will continue to be applied to such Unsold Securities. A filing fee of $14,037 is paid herewith in connection with the $120,797,312 of new securities registered hereunder.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number

US Gold Canadian Acquisition Corporation(1)	Alberta, Canada	42-1701924
Nevada Pacific Gold Ltd.(2)	British Columbia, Canada	—
Tone Resources Limited(2)	British Columbia, Canada	55-0790533
White Knight Resources Ltd.(2)	British Columbia, Canada	—
US Gold Alberta ULC(1)	Alberta, Canada	98-0555049
Tonkin Springs Gold Mining Company(3)	Colorado	84-0988517
Tonkin Springs Venture Limited Partnership(4)	Nevada	88-0267851
Tonkin Springs LLC(5)	Delaware	84-1493124
U.S. Environmental Corporation(3)	Colorado	84-1216116
McEwen Mining—Minera Andes Acquisition Corp.(1)	Alberta, Canada	—
McEwen Mining (Alberta) ULC(1)	Alberta, Canada	—
Minera Andes Inc.(1)	Alberta, Canada	—
Andes Corporacion Minera S.A. (6)	Mendoza, Argentina	98-1218163
Las Yaretas S.A. (6)	Mendoza, Argentina	—
Minera Andes S.A. (6)	Mendoza, Argentina	—
Minandes S.A. (6)	Mendoza, Argentina	—
Compania Minera Pangea S.A. de C.V. (7)	Mexico	—

(1) The address and telephone number of such co-registrant’s principal executive offices is 150 King Street West, Suite 2800, Toronto, ON Canada M5H 1J9, (866) 441-0690, and the address and telephone number of such co-registrant’s agent for service is Dentons Canada LLP, 2900 Manulife Place, 10180-101 Street, Edmonton, Alberta, Canada T5J 3V5, (780) 423-7100.

(2) The address and telephone number of such co-registrant’s principal executive offices is 150 King Street West, Suite 2800, Toronto, ON Canada M5H 1J9, (866) 441-0690, and the address and telephone number of such co-registrant’s agent for service is Dentons Canada LLP, 20th Floor, 250 Howe Street, Vancouver, B.C., V6C 3R8, (604) 687-4460.

(3) The address and telephone number of such co-registrant’s principal executive offices is 150 King Street West, Suite 2800, Toronto, ON Canada M5H 1J9, (866) 441-0690, and the address and telephone number of such co-registrant’s agent for service is Dufford & Brown, P.C., 1700 Broadway, Suite 2100, Denver, CO 80290, (303) 861-8013.

(4) The address and telephone number of such co-registrant’s principal executive offices is 150 King Street West, Suite 2800, Toronto, ON Canada M5H 1J9, (866) 441-0690, and the address and telephone number for such co-registrant’s agent for service is Thomas P. Erwin, P.O. Box 40817, One E. Liberty, Suite 424, Reno, NV 89504, (775) 786-9494.

(5) The address and telephone number of such co-registrant’s principal executive offices is 150 King Street West, Suite 2800, Toronto, ON Canada M5H 1J9, (866) 441-0690, and the address and telephone number for such co-registrant’s agent for service is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808, (302) 636-5401.

(6) The address and telephone number of such co-registrant’s principal executive offices is 150 King Street West, Suite 2800, Toronto, ON Canada M5H 1J9, (866) 441-0690, and the address and telephone number for such co-registrant’s agent for service is Vargas Galíndez Abogados, Perú 930, 2 Piso, M5500FAW, Mendoza, Argentina, (0261) 429 3737/48.

(7) The address and telephone number of such co-registrant’s principal executive offices is 150 King Street West, Suite 2800, Toronto, ON Canada M5H 1J9, (866) 441-0690, and the address and telephone number for such co-registrant’s agent for service is Diaz, Bouchot & Raya Abogados, Nuevo León 202, Piso 9, Colonia Hipódromo, Mexico, Distrito Federal, 06100, 55-5207-2800.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated June 3, 2015

PROSPECTUS

MCEWEN MINING INC.

$200,000,000

Debt Securities (which may be guaranteed by one or more of our Co-Registrants)

Common Stock

Warrants

Subscription Rights

Subscription Receipts

Units

This prospectus will allow us to offer and sell, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $200,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock upon conversion of or exchange for debt securities; common stock or debt securities upon the exercise of warrants; or any combination of these securities upon the exercise or exchange of subscription rights or subscription receipts.

This prospectus provides a general description of these securities and the general manner in which these securities may be offered. We will provide the specific terms of any offering in one or more supplements to this prospectus. This prospectus may not be used to offer and sell the securities unless accompanied by a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and in any accompanying prospectus supplement, carefully before you invest in any of these securities.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on both the New York Stock Exchange and the Toronto Stock Exchange under the symbol “MUX.” On June 2, 2015, the last reported sale price of our common stock on the New York Stock Exchange was $0.97 per share. The exchangeable shares of McEwen Mining-Minera Andes Acquisition Corp. (“2012 Exchangeable Shares”), as more fully described beginning on page 22, are listed on the Toronto Stock Exchange under the symbol “MAQ”.

Investing in our securities involves risks. See “Risk Factors” on page 3 herein and included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”), utilizing a “shelf” registration process. Under this process, McEwen Mining Inc., US Gold Canadian Acquisition Corporation (“2007 Exchange Co.”), Nevada Pacific Gold Ltd. (“Nevada Pacific”), Tone Resources Limited (“Tone”), White Knight Resources Ltd. (“White Knight”), US Gold Alberta ULC (“US Gold Alberta”), Tonkin Springs Gold Mining Company (“Tonkin Springs Gold”), Tonkin Springs Venture Limited Partnership (“Tonkin Springs Venture”), Tonkin Springs LLC (“Tonkin Springs LLC”), U.S. Environmental Corporation (“US Environmental”), McEwen Mining—Minera Andes Acquisition Corp. (“Canadian Exchange Co.”), McEwen Mining (Alberta) ULC (“Callco”), Minera Andes Inc. (“Minera Andes”), Andes Corporacion Minera S.A. (“Andes Corporacion Minera”), Las Yaretas S.A. (“Las Yaretas”), Minera Andes S.A. (“Minera Andes SA”), Minandes S.A. (“Minandes”) and Compania Minera Pangea S.A. de C.V. (“Pangea”) (which we generally refer to collectively as “we”, “us”, “McEwen Mining” or the “Company” in this prospectus, as applicable, and 2007 Exchange Co., Canadian Exchange Co., Callco, Minera Andes, Nevada Pacific, Tone, White Knight, US Gold Alberta, Tonkin Springs Gold, Tonkin Springs Venture, Tonkin Springs LLC, U.S. Environmental, Andes Corporacion Minera, Las Yaretas, Minera Andes SA, Minandes and Pangea may be referred to each as a “Co-Registrant” and collectively as “Co-Registrants,” as applicable) may, from time to time, offer, sell and issue any of the securities or any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000. This prospectus provides you with a general description of the securities we may offer, sell or issue. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered, sold or issued at that time. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus, any post-effective amendment, any prospectus supplement, and any information incorporated by reference into the prospectus, any post-effective amendment, and prospectus supplement, together with the information described under the headings, “Where to Find Additional Information” and “Incorporation of Certain Information by Reference” and any additional information you may need to make your investment decision.

This prospectus incorporates documents containing important business and financial information about the Company by reference that are not presented or delivered with this prospectus. Copies of these documents are available without charge, upon written or oral request by a person to whom this prospectus has been delivered. Requests should be made to: McEwen Mining Inc., at 150 King Street West, Suite 2800, Toronto, ON Canada M5H 1J9, (866) 441-0690. To ensure timely delivery of the documents, requests should be made no later than five business days prior to the date on which a final investment decision is to be made.

We are responsible for the information contained and incorporated by reference in this prospectus, any post-effective amendment or any prospectus supplement. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information that others may give you. Readers should assume that the information appearing in this prospectus, any post-effective amendment or any prospectus supplement is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

Unless otherwise stated, currency amounts in this prospectus are stated in U.S. dollars, or “$”.

WHERE TO FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials we have filed with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our SEC filings also are available to the public on the SEC’s Internet site at www.sec.gov. In addition, we maintain an Internet website that contains information about us, including our SEC filings, at www.mcewenmining.com. The information contained on our website does not constitute a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be a part of this prospectus, and the information we file later with the SEC will automatically update and supersede the information filed earlier. We incorporate by reference the documents listed below and any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement that contains this prospectus and until the offering of the securities covered by this prospectus is completed; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC:

•                  Our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 9, 2015;

•                  Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 filed with the SEC on May 8, 2015;

•                  Our Current Reports on Form 8-K filed with the SEC on April 9, 2015, April 23, 2015 and May 29, 2015; and

•                  The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on October 28, 2010, and any amendment or report filed with the SEC for the purpose of updating the description.

You may obtain copies of any of these filings by contacting us at the address and telephone number indicated below or by contacting the SEC as described above. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost, by writing or telephoning to:

McEwen Mining Inc.

150 King Street West, Suite 2800
Toronto, ON

Canada M5H 1J9

Attn: Investor Relations

(866)-441-0690

Readers should rely only on the information provided or incorporated by reference in this prospectus or in any applicable supplement to this prospectus. Readers should not assume that the information in this prospectus, any post-effective amendment and any applicable supplement is accurate as of any date other than the date on the front cover of the document.

OUR COMPANY

We are a mining and minerals exploration company focused on precious and base metals in Argentina, Mexico and the United States. We were organized under the laws of the State of Colorado on July 24, 1979 under the name Silver State Mining Corporation. On June 21, 1988, we changed our name to U.S. Gold Corporation and on March 16, 2007, we changed our name to US Gold Corporation. On January 24, 2012, we changed our name to McEwen Mining Inc. after the completion of the acquisition of Minera Andes Inc. (“Minera Andes”) by way of a statutory plan of arrangement under the laws of the Province of Alberta, Canada.

We operate in Argentina, Mexico and the United States. At December 31, 2014, we had an aggregate land position consisting primarily of mining claims, leases of mining claims or concessions of approximately 1,534 square miles (3,973 square kilometers). We own a 49% interest in Minera Santa Cruz S.A. (“MSC”), owner and operator of the producing San José mine in Santa Cruz, Argentina, which is controlled by the majority owner of the joint venture, Hochschild Mining plc (“Hochschild”). We also own the El Gallo 1 gold mine in Sinaloa, Mexico, where production resumed in 2012. In addition to our operating properties, we also hold interests in numerous exploration stage properties and projects in Argentina, Mexico and the United States. Prior to the acquisition of Minera Andes and commencement of production at El Gallo 1 in 2012, we had not generated revenue from operations since 1990.

Our objective is to increase the value of our shares through the exploration, development, and extraction of gold, silver and other valuable minerals. Other than the San José mine in Argentina, we generally conduct our exploration activities as sole operator, but we may enter into arrangements with other companies through joint venture or similar agreements in an effort to achieve our strategic objectives. We own our mineral interests and property and operate our business through various subsidiary companies, each of which is owned entirely, directly, or indirectly, by us.

Our principal executive office is located at 150 King Street West, Suite 2800, Toronto, Ontario, Canada M5H 1J9 and our telephone number is (866) 441-0690. We also maintain offices in San Juan, Argentina; Guamuchil, Mexico; Elko and Reno, Nevada. Our website is www.mcewenmining.com. We make available our periodic reports and news releases on our website. Our common stock is listed on the New York Stock Exchange (“NYSE”) and on the Toronto Stock Exchange (“TSX”), in each case under the symbol “MUX”. Exchangeable shares of McEwen Mining—Minera Andes Acquisition Corp. (“2012 Exchangeable Shares”) are listed on the TSX under the symbol “MAQ”.

Except for documents that are incorporated by reference into this prospectus, any post-effective amendment, or any prospectus supplement that may be accessed from our web site, the information available on or through our web site is not part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the information and documents incorporated herein by reference contain or will contain certain references to future expectations and other forward-looking statements and information relating to us or to properties operated by others that are based on our beliefs and assumptions or those of management of the companies that operate properties in which we have interests, as well as information currently available to us. Such forward-looking statements include statements regarding projected production and reserves received from the operators of properties where we have interests. Additional written or oral forward-looking statements may be made by us from time to time in filings with the SEC or otherwise. Words such as “may,” “could,” “should,” “would,” “believe,” “estimate,” “expect,” “anticipate,” “plan,” “forecast,” “potential,” “intend,” “continue,” “project” and variations of these words, comparable words and similar expressions generally indicate forward-looking statements, which speak only as of the date the statement is made. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 (as amended, the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (as amended the “Exchange Act”). Future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements.  Forward-looking statements inherently involve risks and uncertainties, some of which cannot be predicted or quantified.

Do not unduly rely on forward-looking statements. Actual results may differ materially from those expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, among others:

•                  our ability to raise funds required for the execution of our business strategy;

•                  our ability to secure permits or other regulatory and government approvals needed to operate, develop or explore our mineral properties and projects;

•                  decisions of foreign countries and banks within those countries;

•                  unexpected changes in business, economic, and political conditions;

•                  results of MSC;

•                  fluctuations in interest rates, currency exchange rates, or commodity prices;

•                  timing and amount of mine production;

•                  our ability to retain and attract key personnel;

•                  technological changes in the mining industry;

•                  changes in operating, exploration or overhead costs;

•                  access and availability of materials, equipment, supplies, labor and supervision, power and water;

•                  results of current and future exploration activities;

•                  results of pending and future feasibility studies or the expansion or commencement of mining operations without feasibility studies having been completed;

•                  changes in our business strategy;

•                  interpretation of drill hole results and the geology, grade and continuity of mineralization;

•                  the uncertainty of reserve estimates and timing of development expenditures;

•                  litigation or regulatory investigations and procedures affecting us;

•                  local and community impacts and issues including criminal activity and violent crimes;

•                  accidents, public health issues, and labor disputes; and

•                  other risks discussed in this prospectus, any amendment or prospectus supplement hereto, and our filings with the SEC, including in our most recent Annual Report on Form 10-K and, from time to time, in other documents that we publicly disseminate.

This list is not an exhaustive list of the factors that may affect any of our forward-looking statements.  Other unknown or unpredictable factors also could have a material adverse effect on our business, results of operations, financial condition or prospects.

You should read this prospectus, any post-effective amendment and any prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from forecasted results. We disclaim any obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, other than as required by applicable law. You should review our subsequent reports filed from time to time with the SEC on Forms 10-K, 10-Q and 8-K and any amendments thereto. We qualify all of our forward-looking statements by these cautionary statements.  Readers are cautioned not to put undue reliance on forward-looking statements.  Please carefully review and consider the various disclosures contained or incorporated by reference in this prospectus that attempt to advise interested parties of the risks and factors that may affect our business, results of operations, financial condition or prospects.

USE OF PROCEEDS

Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from sales of securities by us for general corporate purposes. If net proceeds from a specific offering will be used to repay indebtedness, the applicable prospectus supplement will describe the relevant terms of the debt to be repaid.

RATIOS OF EARNINGS TO FIXED CHARGES

We did not have any fixed charges during the five fiscal years ended December 31, 2014 or for the three months ended March 31, 2015. We have provided the coverage deficiency amounts for those periods in which the ratios of earnings to fixed charges indicate less than one-to-one coverage. You should read these figures in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	Three Months Ended	Year ended December 31,
	March 31, 2015	2014	2013	2012	2011	2010
	(in thousands)
Deficiency of earnings available to cover fixed charges	—	(419,113)	(201,107)	(93,898)	(61,872)	(33,091)

For the purpose of computing the ratio of earnings to fixed charges, earnings consist of reported net income (loss) before taxes plus fixed charges. For the periods presented above, we have not issued any preferred stock other than the one share of Series B Special Voting Preferred Stock, which has no preference as to dividends, as more fully described beginning on page 21 of this prospectus and one share of Series A Special Voting Preferred Stock that is no longer outstanding.

DESCRIPTION OF SECURITIES WE MAY OFFER

Debt Securities

The following description, together with the additional information we include in any post-effective amendment and applicable prospectus supplement, summarizes the material terms and provisions of the debt securities (which may be guaranteed by one or more of our Co-Registrants) that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in any applicable prospectus supplement. You should also read the indenture under which the debt securities are to be issued. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. As of the date of this prospectus, we have no outstanding registered debt securities.

To the extent that we issue debt securities, we will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The debt securities that we may issue include senior debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. The following is a summary of the material provisions of the indenture incorporated by reference as an exhibit to the registration statement which includes this prospectus. This summary is not complete and is qualified in its entirety by reference to all provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we may sell under this prospectus, as well as the indenture that contains the terms of the debt securities. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and they may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with “original issue discount,” or OID, because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

We will describe in each applicable prospectus supplement the terms relating to a series of debt securities, including:

•                  the title;

•                  the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•                  any limit on the aggregate principal amount of that series of debt securities that may be issued;

•                  whether or not we will issue all or any portion of the series of debt securities in global form, the terms and who the depositary will be for those debt securities issued in global form;

•                  the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

•                  interest rates, and the dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable and the maturity;

•                  the right, if any, to extend the interest payment periods and the duration of the extensions;

•                  if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

•                  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•                  whether or not the debt securities will be guaranteed by one or more of our Co-Registrants, and the terms of any such guarantee;

•                  the terms of the subordination of any series of subordinated debt;

•                  the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

•                  the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder is to have that option;

•                  our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•                  if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

•                  whether those debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

•                  if other than United States dollars, the currency or currencies in which payment of principal of or any premium or interest on those debt securities will be payable;

•                  if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

•                  the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

•                  conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•                  whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

•                  a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

•                  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•                  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or our other securities. The terms will include, among others, the following:

•                  the conversion or exchange price;

•                  the conversion or exchange period;

•                  provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

•                  events requiring adjustment to the conversion or exchange price; and

•                  provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

The terms of the indenture prevent us from consolidating or merging with or into, or conveying, transferring or leasing all or substantially all of our assets to, any person, unless (i) we are the surviving corporation or the successor corporation or person to which our assets are conveyed, transferred or leased is organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture and (ii) immediately after completing such a transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing. When the person to whom our assets are conveyed, transferred or leased has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or conveyance, transfer or lease of all or substantially all of our assets.

Events of Default Under the Indenture

The following are events of default under the indenture with respect to any series of debt securities that we may issue:

•                  failure to pay interest for 90 days after the date payment is due and payable;

•                  failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;

•                  failure to make sinking fund payments when due and continuance of such default for a period of 90 days;

•                  failure to perform other covenants for 90 days after notice of such default or breach and request for it to be remedied;

•                  events in bankruptcy, insolvency or reorganization relating to us; or

•                  any other event of default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, waive any past default and consequences of such default.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies if:

•                  the holder has previously given to the trustee written notice of a continuing default;

•                  the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

•                  the requesting holders have offered the trustee indemnity for the reasonable costs, expenses and liabilities that may be incurred by bringing the action;

•                  the trustee has not instituted the action within 60 days of the request and offer of indemnity; and

•                  the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•                  evidence the assumption by a successor entity of our obligations;

•                  add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;

•                  add any additional events of default;

•                  cure any ambiguity or correct any inconsistency or defect in the indenture;

•                  add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

•                  add guarantees to or secure any debt securities;

•                  establish the forms or terms of debt securities of any series;

•                  evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

•                  add to or change any provision of the indenture as is necessary to permit or facilitate the issuance of debt securities in bearer form;

•                  change the location of: (i) payment of principal, premium or interest; (ii) surrender of the debt securities for registration, transfer or exchange; and (iii) notices and demands to or upon the Company;

•                  supplement any provision of the indenture to permit or facilitate the defeasance and discharge of any debt securities provided that it does not adversely affect the interests of the holders of any outstanding debt securities;

•                  conform the terms of any debt securities to the description of such debt securities in the prospectus and prospectus supplement offering the debt securities;

•                  eliminate any provision that was required at the time we entered into the indenture but, as a result of an amendment to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), is no longer required;

•                  modify, eliminate or add to the provisions of the indenture to effect or evidence any change required by an amendment to the Trust Indenture Act; and

•                  make any other provisions with respect to matters or questions arising under the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

Any provision of the indenture shall automatically be deemed to have been modified, eliminated or added to the extent required to be made as a result of an amendment to the Trust Indenture Act.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•                  extend the final maturity of any debt security;

•                  reduce the principal amount, reduce the rate of or extending the time of payment of interest, or reduce any premium payable upon the redemption of any debt securities;

•                  change the method of calculating the rate of interest;

•                  reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

•                  change the currency in which the principal, and any premium or interest, is payable;

•                  impair the right to institute suit for the enforcement of any payment on any debt security when due;

•                  if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

•                  reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

•                  a default in the payment of the principal of or premium or interest on any such debt security; or

•                  a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

 Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

•                  we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified by a nationally recognized firm of independent certified accountants to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

•                  we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture.

Although we may discharge or decrease our obligations under the indenture as described in the preceding paragraphs, we may not discharge certain enumerated obligations, including but not limited to, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Information Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The trustee may engage in other transactions with us. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no past, present or future director, officer, stockholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

Guarantees of the Co-Registrants of the Debt Securities

Set forth below is a summary of the guarantee that may be issued by one or more of our Co-Registrants (each Co-Registrant guarantor, a guarantor; and if more than one, collectively, the guarantors) in connection with each issuance of a series of debt securities. This summary is not complete and you should read the detailed provisions of the guarantee, which will be incorporated by reference as an exhibit into the registration statement of which this prospectus forms a part.

General

The debt securities of any series may be guaranteed by one or more of the guarantors. However, the indenture governing the debt securities will not require that any of the Co-Registrants be a guarantor of any series of debt securities and will permit the guarantors for any series of guaranteed debt securities to be different from any of the Co-Registrants listed herein. As a result, a series of debt securities may not have any guarantors and the guarantors of any series of guaranteed debt securities may differ from the guarantors of any other series of guaranteed debt securities. If we issue a series of guaranteed debt securities, the identity of the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

Under each guarantee, the guarantors will fully, irrevocably, absolutely and unconditionally guarantee to pay any payments required to be made by us under debt securities which shall become due and payable regardless of whether such payment is due at maturity, on an interest payment date or as a result of redemption or otherwise (the “scheduled payments”) but shall be unpaid by us (the “guaranteed amounts”). However, in no event shall the guaranteed amounts under a guarantee exceed the principal amount of the debt securities, plus accrued but unpaid interest, less any amounts previously paid by us pursuant to the terms of the debt securities. In addition, the obligations of each guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Notwithstanding the foregoing, there can be no assurance that a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable guarantor’s obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of that guarantor or take other action detrimental to holders of the applicable debt securities, including directing the holders to return any payments received from the applicable guarantor.

In the event we do not make a scheduled payment when due (the “payment notice date”) then the indenture trustee may present a payment notice in writing to  the guarantors on or after the payment notice date, and the guarantors will be required to immediately pay the guaranteed amounts.  Each guarantee will be an unsecured, unsubordinated and contingent obligation of the guarantors ranking equally with all other unsecured and unsubordinated obligations of the guarantors.  In the event of our insolvency or receivership, the guarantors may incur limitations in receiving any distributions from us. In such an event, the guarantors may have limited resources to satisfy their obligations under the guarantees. The guarantor’s obligations under each guarantee will be effectively subordinated to all existing and future debt and liabilities of the guarantors.

The indenture trustee, on behalf of the holders of the applicable series of debt securities, has the right to enforce the obligations of the guarantors under the applicable guarantee and may institute any legal proceeding directly against the guarantors without first instituting a legal proceeding against us.

Termination of the Guarantee

Each guarantee will terminate and be of no further force and effect with respect to the applicable debt securities upon the full payment of the scheduled payments or upon the earlier extinguishment of our obligations under the relevant debt securities, and as otherwise provided in the applicable prospectus supplement.

Governing Law

Each guarantee will be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles.

Common Stock

General

We are authorized to issue 500,000,000 shares of common stock, no par value per share. On June 1, 2015, there were 273,348,035 shares of common stock outstanding.

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, including the election of directors. Cumulative voting for directors is not permitted. Accordingly, the holders of a majority of the shares of common stock and our exchangeable shares of McEwen Mining-Minera Andes Acquisition Corp. (“2012 Exchangeable Shares”) (other than those owned by McEwen Mining and its subsidiaries) entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose. Subject to preferences that may be applicable to any then outstanding Preferred Stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by the board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, the holders of common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities of our Company, subject to the prior rights of any Preferred Stock then outstanding. Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock. Our Articles of Incorporation and Bylaws do not include any provision that would delay, defer or prevent a change in control of our Company. However, pursuant to the laws of the State of Colorado, certain significant transactions would require the affirmative vote of a majority of the shares eligible to vote at a meeting of shareholders which requirement could result in delays to or greater cost associated with a change in control of the Company.

Our 2012 Exchangeable Shares, as more fully described beginning on page 22, are exchangeable on a one-for-one basis at any time at the option of the holder of such exchangeable shares into shares of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services, Inc.

Exchange Listings

Our common stock, as more fully described beginning on page 21 of this prospectus, is listed on the New York Stock Exchange and on the Toronto Stock Exchange, each under the symbol “MUX.” Our 2012 Exchangeable Shares are listed on the Toronto Stock Exchange under the symbol “MAQ.”

Warrants

The Company may offer by means of this prospectus warrants for the purchase of its debt securities or common stock, which we refer to as debt warrants and warrants, respectively. The Company may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants may be issued under a separate warrant agreement (each a “Warrant Agreement”) to be entered into between the Company and a warrant agent specified therein. The warrant agent will act solely as an agent of the Company in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•                  the title of such warrants;

•                  the aggregate number of such warrants;

•                  the price or prices at which such warrants will be issued;

•                  the currencies in which the price or prices of such warrants may be payable;

•                  the designation, amount and terms of the securities purchasable upon exercise of such warrants;

•                  the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

•                  if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

•                  the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

•                  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•                  the minimum or maximum amount of such warrants which may be exercised at any one time;

•                  information with respect to book-entry procedures, if any;

•                  a discussion of material federal income tax considerations; and

•                  any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Subscription Rights

The Company may issue or distribute subscription rights to its shareholders to purchase shares of common stock, debt warrants, warrants, or other securities. Each series of subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferrable by the shareholder receiving the subscription rights in such offering.  In connection with any offering of subscription rights, the Company may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which the underwriters or other persons would purchase any securities remaining unsubscribed for after such subscription rights offering.  Each series of subscription rights will be issued under a separate subscription rights agreement to be entered into between the Company and a bank or trust company, as subscription rights agent, all as set forth in the prospectus supplement relating to the particular issue of subscription rights.  The subscription rights agent will act solely as an agent of the Company in connection with the certificates relating to the subscription rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of subscription rights certificates or beneficial owners of subscription rights. The applicable prospectus supplement relating to any subscription rights the Company offers, if any, will, to the extent applicable, describe the terms of the subscription rights to be issued, including some or all of the following:

•                  in the case of a distribution of subscription rights to our shareholders, the date for determining the shareholders entitled to the subscription rights distribution;

•                  in the case of a distribution of subscription rights to our shareholders, the number of subscription rights issued or to be issued to each shareholder;

•                  the aggregate number of shares of common stock, debt warrants, warrants, or other securities purchasable upon exercise of such subscription rights and the exercise price;

•                  the aggregate number of subscription rights being issued;

•                  the extent to which the subscription rights are transferrable;

•                  the date on which the holder’s ability to exercise such subscription rights shall commence and the date on which such right shall expire;

•                  the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•                  a discussion of material federal income tax considerations;

•                  any other material terms of such subscription rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such subscription rights; and

•                  if applicable, the material terms of any standby underwriting, backstop or purchase arrangement which may be entered into by the Company in connection with the offering, issuance or distribution of subscription rights.

Each subscription right will entitle the holder of subscription rights to purchase for cash the principal amount of shares of our common stock, debt warrants, warrants, or other securities at the exercise price provided in the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date for the subscription rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will be void and of no further force and effect.

Holders may exercise subscription rights as described in the applicable prospectus supplement. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, the debt warrants or warrants, or other securities purchasable upon exercise of the subscription rights. If less than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed shares of common stock, debt warrants or warrants, or other securities directly to persons, which may be to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

These summaries are not complete.  When we issue or distribute subscription rights, we will provide the specific terms of the rights in a prospectus supplement.  To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.  The description in the applicable prospectus supplement of any subscription rights the Company offers or distributes will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if the Company offers subscription rights. The subscription rights agreement and the subscription rights certificates relating to each series of subscription rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Subscription Receipts

The Company may issue subscription receipts that may be exchanged for debt securities (which may be guaranteed by one or more of our Co-Registrants), common stock, debt warrants or warrants, which may be offered separately or together with any other securities offered by means of this prospectus, as the case may be, all as set forth in the prospectus supplement relating to the particular issue of subscription receipts. Each series of subscription receipts will be issued under a separate subscription receipts agreement or indenture to be entered into between the Company and a transfer agent, as subscription receipts agent, all as set forth in the prospectus supplement relating to the particular issue of subscription receipts. The subscription receipts agent will act solely as an agent of the Company in connection with the certificates relating to the subscription receipts of such series and will not assume any obligation or relationship of agency or trust for or with any holders of subscription receipts certificates or beneficial owners of subscription receipts. The subscription receipts agreement or indenture and the subscription receipts certificates relating to each series of subscription receipts will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the terms of the subscription receipts to be issued, including the following:

•                  the number of subscription receipts;

•                  the price at which the subscription receipts will be offered;

•                  the procedures for the exchange of the subscription receipts into debt securities, shares of common stock, debt warrants or warrants;

•                  the number of debt securities, shares of common stock, debt warrants or warrants that may be exchanged upon exercise of each subscription receipt;

•                  the designation and terms of any other securities with which the subscription receipts will be offered, if any, and the number of subscription receipts that will be offered with each security;

•                  terms applicable to the gross proceeds from the sale of the subscription receipts plus any interest earned thereon;

•                  a discussion of material federal income tax considerations; and

•                  any other material terms of such subscription receipts, including terms, procedures and limitations relating to the distribution, exchange and exercise of such subscription receipts.

Units

The Company may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. The Company may evidence each series of units by unit certificates that it will issue under a separate agreement. The Company may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that the Company selects. The Company will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that the Company may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that the Company may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and the Company will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that the Company files with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If the Company offers any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•                  the title of the series of units;

•                  identification and description of the separate constituent securities comprising the units;

•                  the price or prices at which the units will be issued;

•                  the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•                  a discussion of certain United States federal income tax considerations applicable to the units; and

•                  any other terms of the units and their constituent securities.

BOOK-ENTRY SECURITIES

The securities offered by means of this prospectus may be issued in whole or in part in book-entry form, which means that beneficial owners of the securities will not receive certificates, notes representing the debt securities, guarantees of the Co-Registrants, warrants, subscription rights or subscription receipts representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book-entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, the Company anticipates that the following provisions will apply to depository arrangements.

Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by the Company if the securities are offered and sold directly by the Company. Ownership of beneficial interests in a global security will be limited to the depository’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the indenture or other instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the indenture or other instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of the Company, its officers and directors or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Company expects that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If a depository for a series of securities at any time is unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, the Company, at any time and in its sole discretion, but subject to any limitations described in the applicable prospectus supplement relating to such securities, may determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

PLAN OF DISTRIBUTION

The Company may sell securities offered by means of this prospectus in and outside the United States (1) to or through underwriters or dealers, (2) directly to purchasers, (3) through agents, (4) in a rights offering, (5) as a dividend or distribution to our existing shareholders or other securityholders, (6) through a combination of any of these methods or (7) through any other method permitted by applicable law and described in a prospectus supplement. The prospectus supplement relating to the offered securities will set forth the terms of the offering, including:

•                  the name or names of any underwriters, dealers or agents;

•                  the purchase price of the offered securities;

•                  any over-allotment options under which underwriters may purchase additional securities from us;

•                  any public offering price;

•                  the net proceeds to us;

•                  any delayed delivery arrangements;

•                  any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•                  any discounts, concessions or other items allowed or reallowed or paid to dealers or agents;

•                  any commissions paid to agents; and

•                  any securities exchanges on which the offered securities may be listed.

We may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

•                  at a fixed price or prices, which may be changed;

•                  at market prices prevailing at the time of sale;

•                  at prices related to such prevailing market prices; or

•                  at negotiated prices.

The Company may directly solicit offers to purchase our securities and may sell such securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The Company will describe the terms of direct sales in the prospectus supplement.

Agents designated by the Company may solicit offers to purchase the securities from time to time. The prospectus supplement will name any such agent involved in the offer or sale of the securities and will set forth any commissions payable by us to such agent. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter of the securities so offered and sold.

If the Company utilizes an underwriter in the sale of the securities offered by this prospectus, the Company will execute an underwriting agreement with the underwriter or underwriters at the time of sale. We will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with a sale of securities offered by means of this prospectus, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities offered by means of this prospectus to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of securities offered by means of this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit realized by them upon the resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act.

Underwriters, dealers and agents may be entitled, under agreements that may be entered into with the Company, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to any contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, us in the ordinary course of business.

If the Company uses delayed delivery contracts, the Company will, directly or through agents, underwriters or dealers, disclose that it is using them in the prospectus supplement and state when it will demand payment and delivery of the securities under the delayed delivery contracts. The Company may further agree to adjustments before a public offering to the underwriters’ purchase price for the securities based on changes in the market value of the securities. The prospectus supplement relating to any such public offering will contain information on the number of securities to be sold, the manner of sale or other distribution, and other material facts relating to the public offering. These delayed delivery contracts will be subject only to the conditions that the Company sets forth in the prospectus supplement.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than the Company sold to them. In these circumstances, these persons would cover such over-allotments or short positions by exercising their over-allotment option, if any, or making purchases in the open market. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The Company may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, the Company may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, the Company may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Other than the common stock, all securities offered by this prospectus will be a new issue of securities with no established trading market. Any underwriter to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters may not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange, except for the common stock which is currently listed and traded on the New York Stock Exchange and the Toronto Stock Exchange. Any common stock sold by this prospectus will be listed for trading on the New York Stock Exchange subject to official notice of issuance. The Company cannot give you any assurance as to the liquidity of the trading markets for any securities.

Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital consists of 500,000,000 shares of common stock, no par value, and two shares of preferred stock, no par value. As of June 1, 2015, there were a total of 273,348,035 shares of our common stock issued and outstanding and one share of preferred stock designated as Series B Special Voting Preferred Stock (the “Series B Preferred Share”) that is issued and outstanding, with the other undesignated and not issued nor outstanding.

The following discussion summarizes the rights and privileges of our outstanding capital stock and certain securities that may be convertible into our capital stock and is qualified by reference to the relevant provisions of the laws of the State of Colorado and our Amended and Restated Articles of Incorporation (our “Articles of Incorporation”) and Bylaws which have been filed with the SEC and are incorporated by reference into the registration statement of which this prospectus is a part.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, including the election of directors. Cumulative voting for directors is not permitted. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, the holders of common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities of our Company, subject to the prior rights of any preferred stock then outstanding. Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock. Our Articles of Incorporation and our Bylaws do not include any provision that would delay, defer or prevent a change in control of our Company. However, pursuant to the laws of the State of Colorado, certain significant transactions would require the affirmative vote of a majority of the shares eligible to vote at a meeting of shareholders which requirement could result in delays to or greater cost associated with a change in control of McEwen Mining.

Preferred Stock

Of the two shares of preferred stock authorized under our Articles of Incorporation, one share is designated as the Series B Preferred Share, which is issued and outstanding, and the other share of preferred stock, which was previously issued and outstanding and designated as the Series A Preferred Share (the “Series A Preferred Share”), which is undesignated and not issued nor outstanding. Other than the one share of undesignated preferred stock, our Articles of Incorporation do not include authorization for any other undesignated class or “blank check” preferred stock, and any issuance of preferred stock would require shareholder approval.

Series B Special Voting Preferred Stock

The Series B Preferred Share was issued in connection with the acquisition of Minera Andes in January 2012 to facilitate the issuance of the exchangeable shares (the “2012 Exchangeable Shares”) of our indirect wholly-owned subsidiary, McEwen Mining—Minera Andes Acquisition Corp. (“Canadian Exchange Co.”). The Series B Preferred Share is held by a trustee under a voting and exchange trust agreement and will be outstanding so long as any of the 2012 Exchangeable Shares are outstanding, excluding any such shares owned by McEwen Mining or its subsidiaries.

The Series B Preferred Share entitles the holder thereof to an aggregate number of votes on all matters submitted to the vote of the holders of shares of our common stock equal to the number of 2012 Exchangeable Shares issued and outstanding from time to time and which are not owned by McEwen Mining or its subsidiaries. As of June 1, 2015, the Series B Preferred Share was entitled to 27,182,139 votes, based upon 27,182,139 2012 Exchangeable Shares outstanding on such date, which are not owned by McEwen Mining or its subsidiaries. Except as otherwise provided herein or by law, the holder of the Series B Preferred Share and the holders of our common stock vote together as one class on all matters submitted to the vote of the holders of shares of our common stock. The holder of the Series B Preferred Share has no special voting rights, and its consent is not required, except to the extent it is entitled to vote with the holders of shares of our common stock, for taking any corporate action.

At such time as (a) the Series B Preferred Share entitles its holder to a number of votes equal to zero because there are no 2012 Exchangeable Shares issued and outstanding that are not owned by McEwen Mining and its subsidiaries, and (b) there is no share of stock, debt, option or other agreement, obligation or commitment of Canadian Exchange Co. which could by its terms require Canadian Exchange Co. to issue any 2012 Exchangeable Shares to any person other than us, then the Series B Preferred Share will thereupon be retired and cancelled promptly thereafter. Such Series B Preferred Share will upon its cancellation, and upon the taking of any action required by applicable law, become an authorized but unissued share of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of our board of directors, subject to the conditions and restrictions on issuance under applicable law or set forth in our Articles of Incorporation or our Bylaws.

If the Series B Preferred Share should be purchased or otherwise acquired by us in any manner whatsoever, then such Series B Preferred Share will be retired and cancelled promptly after the acquisition thereof. Such share will upon its cancellation, and upon the taking of any action required by applicable law, become an authorized but unissued share of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of our board of directors, subject to the conditions and restrictions on issuance under applicable law or set forth in our Articles of Incorporation or our Bylaws.

The holder of the Series B Preferred Share is not entitled to receive any portion of any dividend or distribution at any time. The Series B Preferred Share is not redeemable.

Upon any liquidation, dissolution or winding up of McEwen Mining, the holder of the Series B Preferred Share will not be entitled to any portion of any related distribution.

2012 Exchangeable Shares

The 2012 Exchangeable Shares were issued by our subsidiary, Canadian Exchange Co., in connection with the acquisition of Minera Andes. As of June 1, 2015, there were approximately 27,182,139 2012 Exchangeable Shares outstanding that were not held by McEwen Mining or its subsidiaries. The 2012 Exchangeable Shares are exchangeable on a one-for-one basis at any time at the option of the holder of the 2012 Exchangeable Shares into shares of McEwen Mining common stock. The following is a summary description of the material provisions of the rights, privileges, restrictions and conditions attaching to the 2012 Exchangeable Shares.

Retraction of Exchangeable Shares by Holders

Subject to applicable law and the due exercise by either us or our direct wholly-owned subsidiary, McEwen Mining (Alberta) ULC (“Callco”), of our or its retraction call right, holders of the 2012 Exchangeable Shares are entitled at any time to retract (i.e., to require Canadian Exchange Co. to redeem) any or all exchangeable shares held by them and to receive in exchange for each 2012 Exchangeable Share, one share of common stock of McEwen Mining, plus the dividend amount, which is equal to any cash dividends declared and payable but not yet paid on the 2012 Exchangeable Shares, any dividends declared and payable or paid on shares of our common stock that have not yet been declared or paid on the 2012 Exchangeable Shares and an amount representing the value of any non-cash dividends declared and payable but not yet paid on the 2012 Exchangeable Shares, if any. Holders of 2012 Exchangeable Shares may effect a retraction by presenting to Canadian Exchange Co. or its transfer agent the certificate(s) representing the 2012 Exchangeable Shares the holder desires to be redeemed by Canadian Exchange Co. or the equivalent thereof, if any, together with such other documents and instruments as may be required under the Business Corporations Act (Alberta), the Articles of Incorporation of Canadian Exchange Co. or by its transfer agent, and a duly executed retraction request specifying that the holder desires to have the number of retracted shares specified therein redeemed by Canadian Exchange Co. A holder of retracted shares may withdraw its retraction request, by written notice to Canadian Exchange Co., before the close of business on the business day immediately preceding the retraction date, in which case the retraction request will be null and void and the revocable offer constituted by the retraction request will be deemed to have been revoked.

Upon receipt by Canadian Exchange Co. or its transfer agent of a retraction request and certificate(s) representing the 2012 Exchangeable Shares to be redeemed or the equivalent thereof, if any, Canadian Exchange Co. will immediately provide notice of such request to us and Callco. Instead of Canadian Exchange Co. redeeming the retracted shares, and provided that the retraction request is not revoked by the holder of 2012 Exchangeable Shares, we will have the right to purchase, and to the extent the right is not exercised by us, Callco will have the right to purchase, all but not less than all of the shares covered by the retraction request, which we refer to as our retraction call right. See the section entitled “—Retraction Call Right” below.

If, as a result of solvency requirement provisions or other provisions of applicable law, Canadian Exchange Co. is not permitted to redeem all 2012 Exchangeable Shares tendered by a retracting holder and neither we nor Callco has exercised its retraction call right, Canadian Exchange Co. will redeem up to the maximum permissible number of 2012 Exchangeable Shares tendered by the holder. We or Callco will be required to purchase any 2012 Exchangeable Shares not redeemed by Canadian Exchange Co. in exchange for shares of McEwen Mining common stock on the retraction date under the optional exchange right described below.

Distribution on Liquidation of Canadian Exchange Co.

Subject to applicable law and the exercise by either us or Callco of our or its liquidation call right, in the event of the liquidation, dissolution or winding up of Canadian Exchange Co. or any other distribution of its assets among its shareholders for the purpose of winding up its affairs, holders of 2012 Exchangeable Shares shall be entitled to receive from the assets of Canadian Exchange Co. a liquidation payment that will be satisfied by the issuance of one share of our common stock plus the dividend amount, if any, for each outstanding 2012 Exchangeable Share. This liquidation amount will be paid to the holders of 2012 Exchangeable Shares before any distribution of assets of Canadian Exchange Co. is made to the holders of the common shares or any other shares of Canadian Exchange Co. ranking junior to the 2012 Exchangeable Shares and is subject to the exercise by us or Callco of our or its liquidation call right described in the section entitled “—Liquidation Call Right” below.

Automatic Exchange Upon Liquidation of McEwen Mining

In the event of McEwen Mining’s liquidation, dissolution or winding up or any other distribution of its assets for the purposes of winding up its affairs, all of the then outstanding 2012 Exchangeable Shares will be automatically exchanged for shares of McEwen Mining common stock. To effect an automatic exchange, McEwen Mining will purchase all of the 2012 Exchangeable Shares from the holders on the last business day prior to the effective date of a liquidation. The purchase price payable for each 2012 Exchangeable Share purchased in a liquidation of McEwen Mining will be satisfied by the issuance of one share of McEwen Mining common stock plus the dividend amount, if any.

Redemption of Exchangeable Shares by Canadian Exchange Co.

Subject to applicable law and the due exercise by either us or Callco of our or its redemption call right, Canadian Exchange Co. will, on the redemption date, redeem all of the then outstanding 2012 Exchangeable Shares for a purchase price equal to one share of McEwen Mining’s common stock for each outstanding 2012 Exchangeable Share plus the dividend amount, if any. The redemption date for the 2012 Exchangeable Shares will be the date, if any, established by the board of directors of Canadian Exchange Co. for the redemption by Canadian Exchange Co. of all but not less than all of the outstanding 2012 Exchangeable Shares, which date will be no earlier than January 24, 2022, being the tenth anniversary of the effective date of the acquisition of Minera Andes, unless one of the conditions described in the paragraphs below is met.

Subject to applicable law, and provided that neither we nor Callco have exercised the redemption call right, Canadian Exchange Co. will redeem all of the outstanding 2012 Exchangeable Shares upon at least 30 days prior notice to the holders of the 2012 Exchangeable Shares.

The board of directors of Canadian Exchange Co. may accelerate the redemption date in the event that:

•                  fewer than 5% of the total number of 2012 Exchangeable Shares issued in connection with the acquisition of Minera Andes (other than 2012 Exchangeable Shares held by us or our subsidiaries and subject to necessary adjustments to the number of shares to reflect permitted changes to 2012 Exchangeable Shares) are outstanding;

•                  (i) any person, firm or corporation acquires directly or indirectly any voting security of McEwen Mining and immediately after such acquisition, the acquirer has voting securities representing more than 50% of the total voting power of all the then outstanding voting securities of McEwen Mining on a fully-diluted basis; (ii) the shareholders of McEwen Mining approve a merger, consolidation, recapitalization or reorganization of McEwen Mining, other than any such transaction which would result in the holders of outstanding voting securities of McEwen Mining immediately prior to such transaction having more than 50% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction; (iii) the shareholders of McEwen Mining approve a liquidation of McEwen Mining; or (iv) McEwen Mining sells or disposes of all or substantially all of its assets, and, in each case, the board of directors of Canadian Exchange Co. determines that it is not reasonably practicable to substantially replicate the terms and conditions of the 2012 Exchangeable Shares in connection with such transaction and that the redemption of all but not less than all of the outstanding 2012 Exchangeable Shares is necessary to enable the completion of such transaction;

•                  the holders of 2012 Exchangeable Shares are entitled to vote as shareholders of Canadian Exchange Co. on a certain matter, except with respect to the right to vote on general business matters presented at any annual meeting of Canadian Exchange Co. (including the election of one of the directors of Canadian Exchange Co.) and except with respect to the right to vote on any change to the rights of the holders of 2012 Exchangeable Shares where the approval of such change would be required to maintain the equivalence of the 2012 Exchangeable Shares with the shares of McEwen Mining common stock, and to the extent that the board of directors of Canadian Exchange Co. has determined that it is not reasonably practicable to accomplish the business purpose intended by the matter on which the shareholders are entitled to vote, which business purpose must be bona fide and not for the primary purpose of causing the redemption date acceleration, in a commercially reasonable manner that does not result in such a vote; or

•                  the holders of 2012 Exchangeable Shares are entitled to vote as shareholders of Canadian Exchange Co. on a proposed change to the rights of the holders of 2012 Exchangeable Shares where the approval of such change would be required to maintain the equivalence of the 2012 Exchangeable Shares with the shares of McEwen Mining common stock and the holders of 2012 Exchangeable Shares fail to take the necessary action at a meeting or other vote of the holders of 2012 Exchangeable Shares, to approve or disapprove, as applicable, the matter.

Purchase for Cancellation

Subject to applicable law and the Articles of Incorporation of Canadian Exchange Co., Canadian Exchange Co. may at any time purchase for cancellation all or any part of the outstanding 2012 Exchangeable Shares by private agreement with any holder of such 2012 Exchangeable Shares or by tender to all holders of record of the 2012 Exchangeable Shares or through the facilities of any stock exchange on which the 2012 Exchangeable Shares are listed or quoted at any price per share together with the dividend amount for which the record date has occurred prior to the date of purchase.

Call Rights

As further described below, we and Callco have certain overriding rights to acquire 2012 Exchangeable Shares from the holders thereof. In each case, we have the initial call right and to the extent we do not exercise our right, Callco may exercise its right. A holder of 2012 Exchangeable Shares will be subject to different Canadian federal income tax consequences depending upon whether the call rights are exercised and by which entity and whether the relevant 2012 Exchangeable Shares are redeemed by Canadian Exchange Co. if the call rights are not exercised.

Change of Law Call Right

Each of we and Callco has an overriding change of law call right to purchase (or to cause Callco to purchase) from all but not less than all of the holders of 2012 Exchangeable Shares (other than McEwen Mining and its subsidiaries) all but not less than all of the 2012 Exchangeable Shares held by each such holder in the event of any amendment to the Income Tax Act (Canada) and other applicable provincial income tax laws that permits holders of 2012 Exchangeable Shares who (a) are resident in Canada, (b) hold their 2012 Exchangeable Shares as capital property, and (c) deal at arm’s length with us or Canadian Exchange Co., to exchange their 2012 Exchangeable Shares without requiring such holders to recognize any gain or loss or any actual or deemed dividend in respect of such exchange for the purposes of the Income Tax Act (Canada) or applicable provincial income tax laws. The purchase price under the change of law call right is satisfied by delivering to the holder of 2012 Exchangeable Shares one share of our common stock of McEwen Mining for each 2012 Exchangeable Share purchased plus the dividend amount, if any. In the event of the exercise of the change of law call right by us or Callco, as the case may be, each holder of 2012 Exchangeable Shares shall be obligated to sell all the 2012 Exchangeable Shares held by such holder to us or Callco, as the case may be, on the change of law call date upon payment by us to such holder of the purchase price for each such 2012 Exchangeable Share. To exercise the change of law call right, we or Callco must notify the transfer agent of our or its intention to exercise such right at least 45 days before the date on which we or Callco intend to acquire the 2012 Exchangeable Shares. The transfer agent will notify the holders of 2012 Exchangeable Shares as to whether we or Callco have exercised the change of law call right forthwith after receiving notice from us or Callco.

Notwithstanding the foregoing, neither we nor Callco shall be entitled to exercise the change of law call right if more than 5% of the 2012 Exchangeable Shares are held by U.S. residents.

Retraction Call Right

Under the share provisions, each of we and Callco has an overriding retraction call right to acquire all but not less than all of the 2012 Exchangeable Shares that a holder of 2012 Exchangeable Shares requests Canadian Exchange Co. to redeem on the retraction date. Callco is only entitled to exercise its retraction call right with respect to those holders of 2012 Exchangeable Shares, if any, for which we have not exercised our retraction call right. The purchase price under the retraction call right is satisfied by delivering to the holder of 2012 Exchangeable Shares one share of our common stock for each 2012 Exchangeable Share purchased plus the dividend amount, if any.

At the time of a retraction request by a holder of 2012 Exchangeable Shares, Canadian Exchange Co. will immediately notify us and Callco and either we or Callco must then advise Canadian Exchange Co. within five business days if we choose to exercise the retraction call right. If we or Callco do not advise Canadian Exchange Co. within the five-business day period, Canadian Exchange Co. will notify the holder as soon as possible thereafter that neither of us will exercise the retraction call right. Unless the holder revokes his or her retraction request, on the retraction date the 2012 Exchangeable Shares that the holder has requested Canadian Exchange Co. to redeem will be acquired by us or Callco (assuming either we or Callco exercise the retraction call right) or redeemed by Canadian Exchange Co., as the case may be, in each case for the retraction call purchase price as described in the preceding paragraph.

Liquidation Call Right

Under the share provisions, each of we and Callco have an overriding liquidation call right, in the event of and notwithstanding a proposed liquidation, dissolution or winding up of Canadian Exchange Co., to acquire all but not less than all of the 2012 Exchangeable Shares then outstanding (other than 2012 Exchangeable Shares held by McEwen Mining or our subsidiaries). Callco is only entitled to exercise its liquidation call right with respect to those holders of 2012 Exchangeable Shares, if any, for which we have not exercised our liquidation call right. The purchase price under the liquidation call right is satisfied by delivering to the holder of 2012 Exchangeable Shares one share of our common stock for each 2012 Exchangeable Share purchased plus the dividend amount, if any. Upon the exercise by us or Callco of the liquidation call right, the holders will be obligated to transfer their 2012 Exchangeable Shares to us or Callco, as the case may be, for the purchase price described above. The acquisition by us or Callco of all of the outstanding 2012 Exchangeable Shares upon the exercise of the liquidation call right will occur on the effective date of the voluntary or involuntary liquidation, dissolution or winding up of Canadian Exchange Co.

To exercise the liquidation call right, we or Callco must notify Canadian Exchange Co.’s transfer agent in writing, as agent for the holders of the 2012 Exchangeable Shares, the trustee and Canadian Exchange Co. of our or Callco’s intention to exercise this right at least 30 days before the liquidation date in the case of a voluntary liquidation, dissolution or winding up of Canadian Exchange Co. and at least five business days before the liquidation date in the case of an involuntary liquidation, dissolution or winding up of Canadian Exchange Co. The transfer agent will notify the holders of 2012 Exchangeable Shares as to whether or not we or Callco have exercised the liquidation call right after the earlier of (a) the date notice of exercise has been provided to the transfer agent and (b) the expiry of the date by which the same may be exercised by us or Callco. If we or Callco exercise the liquidation call right on the liquidation date, we or Callco will purchase and the holders will sell all of the 2012 Exchangeable Shares for an amount equal to the liquidation call exercise price as described in the preceding paragraph.

Redemption Call Right

Under the share provisions, we and Callco have an overriding redemption call right, notwithstanding any proposed redemption of the 2012 Exchangeable Shares by Canadian Exchange Co., to acquire all but not less than all of the 2012 Exchangeable Shares then outstanding (other than 2012 Exchangeable Shares  held by us or our subsidiaries). Callco is only entitled to exercise its redemption call right with respect to those holders of 2012 Exchangeable Shares, if any, for which we have not exercised our redemption call right. The purchase price under the redemption call right will be satisfied by delivering to the holder one share of McEwen Mining common stock plus the dividend amount, if any. In the event of the exercise of the redemption call right by us or Callco, as the case may be, each holder of 2012 Exchangeable Shares will be obligated to sell all their 2012 Exchangeable Shares to us or Callco, as the case may be, on the redemption date upon payment by us or Callco, as the case may be, to such holder of the purchase price for such 2012 Exchangeable Shares.

To exercise the redemption call right, we or Callco must notify Canadian Exchange Co.’s transfer agent in writing, as agent for the holders of the 2012 Exchangeable Shares, and Canadian Exchange Co. of our or Callco’s intention to exercise this right at least 30 days before the redemption date (other than in the case of an accelerated redemption date described above, in which case we or Callco, as the case may be, must notify the transfer agent and Canadian Exchange Co. on or before the redemption date). The transfer agent will notify the holders of 2012 Exchangeable Shares as to whether or not we or Callco exercised the redemption call right after the earlier of (a) the date notice of exercise has been provided to the transfer agent and (b) the expiry of the date by which the same may be exercised by us or Callco. If we or Callco exercise the redemption call right on the redemption date, we or Callco will purchase and the holders will sell all of the 2012 Exchangeable Shares for an amount equal to the redemption call purchase price as described in the preceding paragraph.

Effect of Call Rights Exercise

If McEwen Mining or Callco exercises one or more of its call rights, shares of our common stock will be directly issued to holders of 2012 Exchangeable Shares and we or Callco, as the case may be, will become the holder of the 2012 Exchangeable Shares.

We or Callco will not be entitled to exercise any voting rights attached to the 2012 Exchangeable Shares that are acquired from the holders. If we or Callco decline to exercise the call rights when applicable, we will be required, under a support agreement, to issue shares of our common stock to the holders of 2012 Exchangeable Shares.

Voting Rights

The number of directors of Canadian Exchange Co. is fixed at three and the rights attaching to the 2012 Exchangeable Shares entitle holders of 2012 Exchangeable Shares a limited right to vote on the election or appointment of one director but such holders have no rights to vote on the election of the remaining two directors. In addition, the holders of the exchangeable shares are entitled to receive notice of any meeting of the shareholders of Canadian Exchange Co. and to attend and vote thereat, except those meetings where only holders of a specified class or particular series of shares are entitled to vote, and each holder of 2012 Exchangeable Shares is entitled to one vote per 2012 Exchangeable Share in person or by proxy.

Ranking

Holders of 2012 Exchangeable Shares are entitled to a preference over holders of any common shares of Canadian Exchange Co. and any other shares ranking junior to the 2012 Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding up of Canadian Exchange Co., whether voluntary or involuntary, or any other distribution of the assets of Canadian Exchange Co. among its shareholders for the purpose of winding up its affairs.

Dividends

Holders of 2012 Exchangeable Shares are entitled to receive dividends equivalent to the dividends, if any, paid from time to time by us on shares of our common stock. The declaration date, record date and payment date for dividends on the 2012 Exchangeable Shares must be the same as that for any corresponding dividends on shares of our common stock.

Amendment and Approval

The rights, privileges, restrictions and conditions attaching to the 2012 Exchangeable Shares may be added to, changed or removed only with the approval of the holders of the 2012 Exchangeable Shares. Any approval required to be given by the holders of the 2012 Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the 2012 Exchangeable Shares or any other matter requiring the approval or consent of the holders of the 2012 Exchangeable Shares as a separate class (other than the election of a single director) shall be deemed to have been sufficiently given if it has been given in accordance with applicable law, subject to a minimum requirement that such approval be evidenced by a resolution passed by not less than 66 2/3% of the votes cast on such resolution, excluding 2012 Exchangeable Shares beneficially owned by us or any of our subsidiaries, at a meeting of holders of 2012 Exchangeable Shares duly called and held at which the holders of at least 10% of the outstanding 2012 Exchangeable Shares at that time are present or represented by proxy.

Transfer Agents

Computershare Investor Services Inc. is the transfer agent for our common stock. The principal office of Computershare is located at 250 Royall Street, Canton, MA, 02021 and its telephone number is (303) 262-0600.

Computershare Investor Services Inc. is also the transfer agent for the 2012 Exchangeable Shares. Its principal office for purposes of the 2012 Exchangeable Shares is located at 100 University Ave., 8th Floor, Toronto ON, M5J 2Y1 and its telephone number is (800) 564-6253.

EXPERTS

Our consolidated financial statements as of December 31, 2014 and for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference in this prospectus in reliance upon the reports of KPMG LLP, Toronto, Canada, independent registered public accounting firm, which have been incorporated by reference herein upon the authority of said firm as experts in accounting and auditing.

Estimates of reserves for Minera Santa Cruz S.A. have been incorporated by reference in this prospectus in reliance upon the report of P&E Mining Consultants Inc. Such estimates and related information have been so included in reliance upon the authority of P&E Mining Consultants Inc. as experts in such matters.

LEGAL MATTERS

The legality of the issuance of the securities being offered hereby and the binding nature of any debt securities or warrants being offered hereby is being passed upon by Hogan Lovells US LLP, Denver, Colorado. In connection with particular offerings of securities in the future, the legal validity of the securities will be passed upon for us by underwriters, dealers or agents, and counsel named in the applicable prospectus supplement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale and distribution of the securities being registered. All amounts except the SEC registration fee and the FINRA filing fee are estimated.

SEC Registration Fee*	$14,037
FINRA Filing Fee	13,200
Listing Fees		*
Accounting Fees and Expenses		*
Legal Fees and Expenses		*
Printing and Mailing Expenses		*
Miscellaneous Fees and Expenses		*
Total		*

* These fees will be dependent on the type of securities and number of offerings and, therefore, cannot be estimated at this time. The applicable prospectus supplement or one or more Current Reports on Form 8-K, which will be incorporated by reference, will set forth the estimated amount of such expenses payable in respect of any offering of securities.

Item 15. Indemnification of Directors and Officers

We have entered into indemnification agreements with each of our executive officers and directors which provide that we must indemnify, to the fullest extent permitted by the laws of the State of Colorado, but subject to certain exceptions, any of our directors or officers who are made or threatened to be made a party to a proceeding, by reason of the person serving or having served in their capacity as an executive officer or director with us. We may also be required to advance expenses of defending any proceeding brought against them while serving in such capacity.

Our Articles of Incorporation and Bylaws provide that we must indemnify, to the fullest extent permitted by the laws of the State of Colorado, any of our directors, officers, employees or agents made or threatened to be made a party to a proceeding, by reason of the person serving or having served in a capacity as such, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain standards are met.

The Colorado Business Corporation Act (“CBCA”) allows indemnification of directors, officers, employees and agents of a company against liabilities incurred in any proceeding in which an individual is made a party because he or she was a director, officer, employee or agent of the company if such person conducted himself in good faith and reasonably believed his actions were in, or not opposed to, the best interests of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A person must be found to be entitled to indemnification under this statutory standard by procedures designed to assure that disinterested members of the board of directors have approved indemnification or that, absent the ability to obtain sufficient numbers of disinterested directors, independent counsel or shareholders have approved the indemnification based on a finding that the person has met the standard. Indemnification is limited to reasonable expenses.

Our Articles of Incorporation limit the liability of our directors to the fullest extent permitted by the CBCA. Specifically, our directors will not be personally liable for monetary damages for breach of fiduciary duty as directors, except for:

•                  any breach of the duty of loyalty to us or our shareholders;

•                  acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law;

•                  dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions;

•                  violations of certain laws; or

•                  any transaction from which the director derives an improper personal benefit.

Liability under federal securities law is not limited by our Articles of Incorporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits

The Exhibit Index filed herewith and appearing immediately before the exhibits hereto is incorporated by reference.

Item 17. Undertakings

(a)         The undersigned registrant hereby undertakes:

(1)                     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                        Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)                    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                        Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                 Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  That, if the undersigned registrant uses this registration statement to offer securities to its existing security holders upon the exercise of warrants or subscription rights and any securities not taken by security holders are to be reoffered to the public, then the undersigned registrant will supplement the applicable prospectus supplement, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the applicable prospectus supplement, a post-effective amendment will be filed to set forth the terms of such offering.

(d)                                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the

Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e)                                  The undersigned registrant hereby further undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on June 3, 2015.

MCEWEN MINING INC.

By:	/s/ ROBERT R. MCEWEN
Robert R. McEwen
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Perry Y. Ing, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act of 1933”), and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, and to execute, deliver and file any other documents and instruments in the undersigned’s name or on the undersigned’s behalf which said attorneys-in-fact and agents, or either of them, may determine to be necessary or advisable to comply with the Securities Act of 1933and any rules or regulations promulgated thereunder, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue of the power of attorney granted hereby.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of June 3, 2015 by the following persons in the capacities indicated

Signature	Title

Chairman of the Board of Directors and Chief Executive Officer
/s/ ROBERT R. MCEWEN	(Principal Executive Officer)
Robert R. McEwen

/s/ PERRY Y. ING	Vice President, Chief Financial Officer (Principal Financial
Perry Y. Ing	and Accounting Officer)

/s/ ALLEN V. AMBROSE	Director
Allen V. Ambrose

/s/ MICHELE L. ASHBY	Director
Michele L. Ashby

/s/ LEANNE M. BAKER	Director
Leanne M. Baker

/s/ RICHARD W. BRISSENDEN	Director
Richard W. Brissenden

/s/ GREGORY P. FAUQUIER	Director
Gregory P. Fauquier

/s/ DONALD R. M. QUICK	Director
Donald R. M. Quick

/s/ MICHAEL L. STEIN	Director
Michael L. Stein

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on June 3, 2015.

US GOLD CANADIAN ACQUISITION CORPORATION

By:	/s/ ROBERT R. MCEWEN
Robert R. McEwen
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Perry Y. Ing, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act of 1933”), and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, and to execute, deliver and file any other documents and instruments in the undersigned’s name or on the undersigned’s behalf which said attorneys-in-fact and agents, or either of them, may determine to be necessary or advisable to comply with the Securities Act of 1933and any rules or regulations promulgated thereunder, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue of the power of attorney granted hereby.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of June 3, 2015 by the following persons in the capacities indicated.

Signature	Title

/s/ ROBERT R. MCEWEN	Chairman, Chief Executive Officer (Principal Executive Officer)
Robert R. McEwen	and Director

/s/ PERRY Y. ING	Vice President, Secretary, Treasurer (Principal Financial and
Perry Y. Ing	Accounting Officer) and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on June 3, 2015.

NEVADA PACIFIC GOLD LTD.

By:	/s/ ROBERT R. MCEWEN
Robert R. McEwen
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Perry Y. Ing, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act of 1933”), and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, and to execute, deliver and file any other documents and instruments in the undersigned’s name or on the undersigned’s behalf which said attorneys-in-fact and agents, or either of them, may determine to be necessary or advisable to comply with the Securities Act of 1933 and any rules or regulations promulgated thereunder, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue of the power of attorney granted hereby.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of June 3, 2015 by the following persons in the capacities indicated.

Signature	Title

/s/ ROBERT R. MCEWEN	Chief Executive Officer (Principal Executive Officer) and Director
Robert R. McEwen

/s/ PERRY Y. ING	Vice President, Chief Financial Officer
Perry Y. Ing	(Principal Financial and Accounting Officer),
Corporate Secretary and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on June 3, 2015.

TONE RESOURCES LIMITED

By:	/s/ ROBERT R. MCEWEN
Robert R. McEwen
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Perry Y. Ing, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act of 1933”), and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, and to execute, deliver and file any other documents and instruments in the undersigned’s name or on the undersigned’s behalf which said attorneys-in-fact and agents, or either of them, may determine to be necessary or advisable to comply with the Securities Act of 1933 and any rules or regulations promulgated thereunder, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue of the power of attorney granted hereby.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of June 3, 2015 by the following persons in the capacities indicated.

Signature	Title

/s/ ROBERT R. MCEWEN	Chief Executive Officer (Principal Executive Officer) and Director
Robert R. McEwen

/s/ PERRY Y. ING	Vice President, Chief Financial Officer
Perry Y. Ing	(Principal Financial and Accounting Officer),
Corporate Secretary and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on June 3, 2015.

WHITE KNIGHT RESOURCES LTD.

By:	/s/ ROBERT R. MCEWEN
Robert R. McEwen
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Perry Y. Ing, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act of 1933”), and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, and to execute, deliver and file any other documents and instruments in the undersigned’s name or on the undersigned’s behalf which said attorneys-in-fact and agents, or either of them, may determine to be necessary or advisable to comply with the Securities Act of 1933 and any rules or regulations promulgated thereunder, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue of the power of attorney granted hereby.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of June 3, 2015 by the following persons in the capacities indicated.

Signature	Title

/s/ ROBERT R. MCEWEN	Chief Executive Officer (Principal Executive
Robert R. McEwen	Officer) and Director

/s/ PERRY Y. ING	Vice President, Chief Financial Officer
Perry Y. Ing	(Principal Financial and Accounting Officer),
Secretary and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on June 3, 2015.

US GOLD ALBERTA ULC

By:	/s/ ROBERT R. MCEWEN
Robert R. McEwen
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Perry Y. Ing, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act of 1933”), and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, and to execute, deliver and file any other documents and instruments in the undersigned’s name or on the undersigned’s behalf which said attorneys-in-fact and agents, or either of them, may determine to be necessary or advisable to comply with the Securities Act of 1933 and any rules or regulations promulgated thereunder, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue of the power of attorney granted hereby.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of June 3, 2015 by the following persons in the capacities indicated.

Signature	Title

/s/ ROBERT R. MCEWEN	Chairman, Chief Executive Officer (Principal
Robert R. McEwen	Executive Officer) and Director

/s/ PERRY Y. ING	Vice President, Secretary, Treasurer (Principal
Perry Y. Ing	Financial and Accounting Officer) and
Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on June 3, 2015.

TONKIN SPRINGS GOLD MINING COMPANY

By:	/s/ ROBERT R. MCEWEN
Robert R. McEwen
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Perry Y. Ing, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act of 1933”), and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, and to execute, deliver and file any other documents and instruments in the undersigned’s name or on the undersigned’s behalf which said attorneys-in-fact and agents, or either of them, may determine to be necessary or advisable to comply with the Securities Act of 1933 and any rules or regulations promulgated thereunder, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue of the power of attorney granted hereby.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of June 3, 2015 by the following persons in the capacities indicated.

Signature	Title

/s/ ROBERT R. MCEWEN	President, Chief Executive Officer
Robert R. McEwen	(Principal Executive Officer) and Director

/s/ PERRY Y. ING	Chief Financial Officer, Secretary, Treasurer
Perry Y. Ing	(Principal Financial and Accounting Officer) and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on June 3, 2015.

TONKIN SPRINGS VENTURE LIMITED PARTNERSHIP

By:	TONKIN SPRINGS GOLD MINING COMPANY
Its:	General Partner

By:	/s/ ROBERT R. MCEWEN
Robert R. McEwen
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Perry Y. Ing, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act of 1933”), and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, and to execute, deliver and file any other documents and instruments in the undersigned’s name or on the undersigned’s behalf which said attorneys-in-fact and agents, or either of them, may determine to be necessary or advisable to comply with the Securities Act of 1933 and any rules or regulations promulgated thereunder, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue of the power of attorney granted hereby.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of June 3, 2015 by the following persons in their capacities at Tonkin Springs Gold Mining Company, the Co-Registrant’s General Partner.

Signature	Title

/s/ ROBERT R. MCEWEN	President, Chief Executive Officer
Robert R. McEwen	(Principal Executive Officer) and Director

/s/ PERRY Y. ING	Chief Financial Officer, Secretary, Treasurer
Perry Y. Ing	(Principal Financial and Accounting Officer) and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on June 3, 2015.

TONKIN SPRINGS LLC

By:	TONKIN SPRINGS GOLD MINING COMPANY
Its:	Manager

By:	/s/ ROBERT R. MCEWEN
Robert R. McEwen
President Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Perry Y. Ing, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act of 1933”), and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, and to execute, deliver and file any other documents and instruments in the undersigned’s name or on the undersigned’s behalf which said attorneys-in-fact and agents, or either of them, may determine to be necessary or advisable to comply with the Securities Act of 1933 and any rules or regulations promulgated thereunder, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue of the power of attorney granted hereby.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of June 3, 2015 by the following persons in their capacities at Tonkin Springs Gold Mining Company, the Co-Registrant’s Manager.

Signature	Title

/s/ ROBERT R. MCEWEN	President, Chief Executive Officer
Robert R. McEwen	(Principal Executive Officer) and Director

/s/ PERRY Y. ING	Chief Financial Officer, Secretary, Treasurer
Perry Y. Ing	(Principal Financial and Accounting Officer) and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on June 3, 2015.

U.S. ENVIRONMENTAL CORPORATION

By:	/s/ ROBERT R. MCEWEN
Robert R. McEwen
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Perry Y. Ing, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act of 1933”), and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, and to execute, deliver and file any other documents and instruments in the undersigned’s name or on the undersigned’s behalf which said attorneys-in-fact and agents, or either of them, may determine to be necessary or advisable to comply with the Securities Act of 1933 and any rules or regulations promulgated thereunder, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue of the power of attorney granted hereby.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of June 3, 2015 by the following persons in the capacities indicated.

Signature	Title

/s/ ROBERT R. MCEWEN	Chief Executive Officer
Robert R. McEwen	(Principal Executive Officer) and Director

/s/ PERRY Y. ING	Vice President, Secretary, Treasurer
Perry Y. Ing	(Principal Financial and Accounting Officer) and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on June 3, 2015.

MCEWEN MINING—MINERA ANDES ACQUISITION CORP.

By:	/s/ ROBERT R. MCEWEN
Robert R. McEwen
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Perry Y. Ing, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act of 1933”), and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, and to execute, deliver and file any other documents and instruments in the undersigned’s name or on the undersigned’s behalf which said attorneys-in-fact and agents, or either of them, may determine to be necessary or advisable to comply with the Securities Act of 1933 and any rules or regulations promulgated thereunder, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue of the power of attorney granted hereby.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of June 3, 2015 by the following persons in the capacities indicated.

Signature	Title

/s/ ROBERT R. MCEWEN	Chairman, Chief Executive Officer
Robert R. McEwen	(Principal Executive Officer) and Director

/s/ PERRY Y. ING	Vice President, Secretary, Treasurer
Perry Y. Ing	(Principal Financial and Accounting Officer) and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on June 3, 2015.

MCEWEN MINING (ALBERTA) ULC

By:	/s/ ROBERT R. MCEWEN
Robert R. McEwen
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Perry Y. Ing, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act of 1933”), and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, and to execute, deliver and file any other documents and instruments in the undersigned’s name or on the undersigned’s behalf which said attorneys-in-fact and agents, or either of them, may determine to be necessary or advisable to comply with the Securities Act of 1933 and any rules or regulations promulgated thereunder, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue of the power of attorney granted hereby.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of June 3, 2015 by the following persons in the capacities indicated.

Signature	Title

/s/ ROBERT R. MCEWEN	Chairman, Chief Executive Officer
Robert R. McEwen	(Principal Executive Officer) and Director

/s/ PERRY Y. ING	Vice President, Secretary, Treasurer
Perry Y. Ing	(Principal Financial and Accounting Officer) and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on June 3, 2015.

MINERA ANDES INC.

By:	/s/ ROBERT R. MCEWEN
Robert R. McEwen
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Perry Y. Ing, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act of 1933”), and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, and to execute, deliver and file any other documents and instruments in the undersigned’s name or on the undersigned’s behalf which said attorneys-in-fact and agents, or either of them, may determine to be necessary or advisable to comply with the Securities Act of 1933 and any rules or regulations promulgated thereunder, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue of the power of attorney granted hereby.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of June 3, 2015 by the following persons in the capacities indicated.

Signature	Title

/s/ ROBERT R. MCEWEN	President, Chief Executive Officer
Robert R. McEwen	(Principal Executive Officer) and Director

/s/ PERRY Y. ING	Chief Financial Officer, Vice President, Corporate Secretary
Perry Y. Ing	(Principal Financial and Accounting Officer) and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on June 3, 2015.

ANDES CORPORACION MINERA S.A.

By:	/s/ ANDREW ELINESKY
Andrew Elinesky
President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Perry Y. Ing, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act of 1933”), and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, and to execute, deliver and file any other documents and instruments in the undersigned’s name or on the undersigned’s behalf which said attorneys-in-fact and agents, or either of them, may determine to be necessary or advisable to comply with the Securities Act of 1933 and any rules or regulations promulgated thereunder, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue of the power of attorney granted hereby.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of June 3, 2015 by the following persons in the capacities indicated.

Signature	Title

/s/ ANDREW ELINESKY	President (Principal Executive Financial and Accounting
Andrew Elinesky	Officer) and Director

/s/ JORGE VARGAS GEI	Vice President
Jorge Vargas Gei

/s/ CARLOS LIGGESMEYER	Director
Carlos Liggesmeyer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on June 3, 2015.

LAS YARETAS S.A.

By:	/s/ ANDREW ELINESKY
Andrew Elinesky
President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Perry Y. Ing, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act of 1933”), and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, and to execute, deliver and file any other documents and instruments in the undersigned’s name or on the undersigned’s behalf which said attorneys-in-fact and agents, or either of them, may determine to be necessary or advisable to comply with the Securities Act of 1933 and any rules or regulations promulgated thereunder, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue of the power of attorney granted hereby.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of June 3, 2015 by the following persons in the capacities indicated.

Signature	Title

/s/ ANDREW ELINESKY	President (Principal Executive Financial and Accounting
Andrew Elinesky	Officer) and Director

/s/ JORGE VARGAS GEI	Vice President and Director
Jorge Vargas Gei

/s/ CARLOS LIGGESMEYER	Director
Carlos Liggesmeyer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on June 3, 2015.

MINERA ANDES S.A.

By:	/s/ CARLOS LIGGESMEYER
Carlos Liggesmeyer
President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Perry Y. Ing, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act of 1933”), and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, and to execute, deliver and file any other documents and instruments in the undersigned’s name or on the undersigned’s behalf which said attorneys-in-fact and agents, or either of them, may determine to be necessary or advisable to comply with the Securities Act of 1933 and any rules or regulations promulgated thereunder, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue of the power of attorney granted hereby.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of June 3, 2015 by the following persons in the capacities indicated.

Signature	Title

/s/ CARLOS LIGGESMEYER	President (Principal Executive Financial and Accounting
Carlos Liggesmeyer	Officer) and Director

/s/ JORGE VARGAS GEI	Vice President and Director
Jorge Vargas Gei

/s/ GASTON VARGAS GEI	Director
Gaston Vargas Gei

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on June 3, 2015.

MINANDES S.A.

By:	/s/ ANDREW ELINESKY
Andrew Elinesky
President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Perry Y. Ing, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act of 1933”), and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, and to execute, deliver and file any other documents and instruments in the undersigned’s name or on the undersigned’s behalf which said attorneys-in-fact and agents, or either of them, may determine to be necessary or advisable to comply with the Securities Act of 1933 and any rules or regulations promulgated thereunder, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue of the power of attorney granted hereby.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of June 3, 2015 by the following persons in the capacities indicated.

Signature	Title

/s/ ANDREW ELINESKY	President (Principal Executive Financial and Accounting
Andrew Elinesky	Officer) and Director

/s/ JORGE VARGAS GEI	Vice President and Director
Jorge Vargas Gei

/s/ CARLOS LIGGESMEYER	Director
Carlos Liggesmeyer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on June 3, 2015.

COMPANIA MINERA PANGEA S.A. DE C.V.

By:	/s/ROBERT R. MCEWEN
Robert R. McEwen
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Perry Y. Ing, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act of 1933”), and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, and to execute, deliver and file any other documents and instruments in the undersigned’s name or on the undersigned’s behalf which said attorneys-in-fact and agents, or either of them, may determine to be necessary or advisable to comply with the Securities Act of 1933 and any rules or regulations promulgated thereunder, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue of the power of attorney granted hereby.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of June 3, 2015 by the following persons in their capacities at Pangea Resources Inc., the Co-Registrant’s primary shareholder.

Signature	Title

/s/ ROBERT R. MCEWEN	President, Chief Executive Officer
Robert R. McEwen	(Principal Executive Officer) and Director

/s/ PERRY Y. ING	Chief Financial Officer, Secretary, Treasurer
Perry Y. Ing	(Principal Financial and Accounting Officer) and Director

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

3.1

Second Amended and Restated Articles of Incorporation of the Company as filed with the Colorado Secretary of State on January 24, 2012 (incorporated by reference from the Report on Form 8-K filed with the SEC on January 24, 2012, Exhibit 3.1, File No. 001-33190)

3.2

Articles of Amendment to the Second Amended and Restated Articles of Incorporation of the Company (incorporated by reference from the Report on Form 8-K filed with the SEC on January 24, 2012, Exhibit 3.2, File No. 001-33190)

3.3	Amended and Restated Bylaws of the Company (incorporated by reference from the Report on Form 8-K filed with the SEC on March 12, 2012, Exhibit 3.2, File No. 001-33190)

4.1	Form of Indenture (incorporated by reference to Exhibit 4.1 to the Company’s registration statement on Form S-3 filed June 18, 2012, File No. 333-182192)

4.2*	Form of Equity Warrant Agreement

4.3*	Form of Debt Warrant Agreement

4.4*	Form of Subscription Rights Agreement (including Form of Subscription Rights Certificate)

4.5*	Form of Subscription Receipts Agreement

4.6*	Form of Unit Agreement

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the securities being registered

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of KPMG LLP, Toronto, Canada

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

23.3	Consent of P&E Mining Consultants Inc.

24.1	Powers of Attorney (included in Signature Pages)

25.1**	Statement of Eligibility of Trustee on Form T-1

*              To be filed, if necessary, by amendment or incorporated by reference in connection with the offering of specific securities.

**           To be filed in accordance with the Trust Indenture Act of 1939, as amended.